Exhibit 99.1

2019 Annual Meeting of Shareholders June 19, 2019

Cautionary Note Regarding Forward-Looking Statements 2 To the extent any statements made in this presentation contain information that is not historical, these statements are forward-looking statements or forward-looking information, as applicable, within the meaning of Section 27A of the U.S. Securities Act of 1933, as amended, and Section 21E of the U.S. Securities Exchange Act of 1934, as amended, and under Canadian securities law (collectively “forward-looking statements”). Forward-looking statements can generally be identified by the use of words such as “should,” “intend,” “may,” “expect,” “believe,” “anticipate,” “estimate,” “continue,” “plan,” “project,” “will,” “could,” “would,” “target,” “potential” and other similar expressions. In addition, any statements that refer to expectations, projections or other characterizations of future events or circumstances are forward-looking statements. In this presentation, statements as to our projected year-end debt balance, leverage ratio and overhead expenses, expected repayment of debt from 2019-2023 and our expectations regarding the refinancing of the term loan in 2023 constitute forward-looking statements. Although Atlantic Power Corporation (“AT”, “Atlantic Power” or the “Company”) believes that the expectations reflected in such forward-looking statements are reasonable, such statements involve risks and uncertainties and should not be read as guarantees of future performance or results, and will not necessarily be accurate indications of whether or not or the times at or by which such performance or results will be achieved. Please refer to the factors discussed under “Risk Factors” and “Forward-Looking Information” in the Company’s periodic reports as filed with the Securities and Exchange Commission from time to time for a detailed discussion of the risks and uncertainties affecting the Company, including, without limitation, the outcome or impact of the Company’s business strategy to increase the intrinsic value of the Company on a per-share basis through disciplined management of its balance sheet and cost structure and investment of its discretionary cash in a combination of organic and external growth projects, acquisitions, and repurchases of debt and equity securities; the Company’s ability to enter into new PPAs on favorable terms or at all after the expiration of existing agreements, and the outcome or impact on the Company’s business of any such actions. Although the forward-looking statements contained in this news release are based upon what are believed to be reasonable assumptions, investors cannot be assured that actual results will be consistent with these forward-looking statements, and the differences may be material. These forward-looking statements are made as of the date of this presentation and, except as expressly required by applicable law, the Company assumes no obligation to update or revise them to reflect new events or circumstances. The Company’s ability to achieve its longer-term goals, including those described in this presentation, is based on significant assumptions relating to and including, among other things, the general conditions of the markets in which it operates, revenues, internal and external growth opportunities, its ability to sell assets at favorable prices or at all and general financial market and interest rate conditions. The Company’s actual results may differ, possibly materially and adversely, from these goals. Disclaimer – Non-GAAP Measures Project Adjusted EBITDA is not a measure recognized under GAAP and does not have a standardized meaning prescribed by GAAP, and is therefore unlikely to be comparable to similar measures presented by other companies. Investors are cautioned that the Company may calculate this non-GAAP measure in a manner that is different from other companies. The most directly comparable GAAP measure is Project income (loss). Project Adjusted EBITDA is defined as project income (loss) plus interest, taxes, depreciation, amortization (including non-cash impairment charges), and changes in the fair value of derivative instruments. Management uses Project Adjusted EBITDA at the project level to provide comparative information about project performance and believes such information is helpful to investors. A reconciliation of Project Adjusted EBITDA to Project income (loss) and to Net income (loss) on a consolidated basis is provided on page 12. Leverage ratio Consolidated debt to Adjusted EBITDA, calculated for the trailing four quarters. Consolidated debt includes both long-term debt and the current portion of long-term debt at APLP Holdings, specifically the amount outstanding under the term loan and the amount borrowed under the revolver, if any, the Medium Term Notes, and consolidated project debt (Epsilon Power Partners and Cadillac). Adjusted EBITDA is calculated as the Consolidated Net Income of APLP Holdings plus the sum of consolidated interest expense, tax expense, depreciation and amortization expense, and other non-cash charges, minus non-cash gains. The Consolidated Net Income includes an allocation of the majority of Atlantic Power G&A expense. It also excludes earnings attributable to equity-owned projects but includes cash distributions received from those projects. Reference to “Cdn$” and “Canadian dollars” are to the lawful currency of Canada and references to “$”, “US$” and “U.S. dollars” are to the lawful currency of the United States. All dollar amounts herein are in U.S. dollars, unless otherwise indicated.

3 (1) Assumes $86 million of debt repayments in 2019. (2) Excludes unamortized discounts and deferred financing costs. Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of $1.335. Redeemed $18.5 million (US$ equivalent) of Series D convertible debentures in April 2019 Expect to repay another ~$52 million of debt by YE 2019, for a total of approximately $86 million in 2019 Leverage ratio expected to move back to approximately 4x by YE 2019 Strengthening Balance Sheet ($ millions) Approximately $1.2 billion net reduction in consolidated debt since YE 2013 ~ 4x $1,876 $1,755 $1,019 $997 $846 $727 $717 $647 9.5 6.9 5.7 5.6 3.3 4.5 4.5 4.0 0.0 1.0 2.0 3.0 4.0 5.0 6.0 7.0 8.0 9.0 10.0 $0 $200 $400 $600 $800 $1,000 $1,200 $1,400 $1,600 $1,800 $2,000 YE 2013 YE 2014 YE 2015 YE 2016 YE 2017 YE 2018 3/31/2019 Proj.YE 2019 (1) Consolidated debt (millions) (2) Leverage ratio

4 Reduction has been driven by debt repayment as well as re-pricings of our term loan and revolver In October 2018, we successfully re-priced these facilities to 275 basis points over LIBOR (had been 300); this re-pricing will save $3.25 million over the remaining terms of the facilities Reducing Cash Interest Payments (1) ($ millions) (1) Consolidated debt only $169 $130 $127 $100 $71 $72 $41 $39 $42 $0 $20 $40 $60 $80 $100 $120 $140 $160 $180 2013 2014 2015 2016 2017 2018 Proj. 2019 Refinancing Transaction Costs Cash Interest Payments

5 (US$) Five-Year Debt Repayment Profile (1) ($ millions) (1) Includes Company’s proportional share of debt at Chambers of $43 million, which is not consolidated because the project is 40% owned. Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of $1.335. Repaid Series D convertible debentures in April 2019 Term Loan: May refinance or extend prior to maturity $58 $116 $92 $88 $14 $19 $125 $0 $20 $40 $60 $80 $100 $120 $140 $160 Rest of 2019 2020 2021 2022 2023 Bullet maturity Amortization

6 Projected Debt Balances through 2023 (1) ($ millions) Expect to reduce our debt by approximately half in the next five years Majority of that will be repaid from operating cash flows Will result in lower cash interest payments and lower leverage ratios (1) Includes Company’s proportional share of debt at Chambers of $43 million, which is not consolidated because the project is 40% owned. Note: C$ denominated debt was converted to US$ using US$ to C$ exchange rate of $1.335. Assumes term loan refinanced $760 $684 $568 $476 $388 $374 $0 $100 $200 $300 $400 $500 $600 $700 $800 3/31/2019 Actual YE 2019 YE 2020 YE 2021 YE 2022 YE 2023

7 Approximate 60% reduction from 2013 level Reduced Corporate Overhead Expense ($ millions) General, Administrative and Development Expense $54 $45 $32 $23 $22 $24 $22 $0 $10 $20 $30 $40 $50 $60 2013 2014 2015 2016 2017 2018 Proj. 2019

8 Recommissioned Tunis plant in October under new 15-year PPA Returned Nipigon plant to operation in November under a revised PPA through 2022 Made progress on Williams Lake Extended short-term PPA to September 30, 2019 In discussions with BC Hydro regarding potential new long-term contract Received favorable ruling on air permit amendment that preserves option to burn rail ties Executed agreement for sale of Manchief after PPA expires in May 2022 - Retain cash flow through PPA expiration Receive $45 million at closing Agreement is subject to regulatory approvals Eliminates post-PPA uncertainty; supports continued debt reduction Invested or committed to invest approximately $46 million in external growth - Five contracted plants, with PPAs expiring between 2027 and 2043 Increases average remaining contract life Estimated EBITDA contribution of $8 million to $10 million annually on average through first PPA expiration Attractive acquisition prices Operational and Commercial Developments

Capital Allocation Since 2018 Annual Meeting 9 Growth Acquisitions These acquisitions will add to capacity, contribute to Project Adjusted EBITDA, extend average remaining contract life and improve longer-term cash flows Acquisition of remaining interest in Koma Kulshan hydro facility and buy-out of operation and maintenance contracts - $12.8 million Pending acquisition of two contracted biomass plants in South Carolina - $13 million (to close in Q3 or Q4 2019) Pending acquisition of equity interests in two contracted biomass plants in Michigan and North Carolina - $20 million (estimated to close in Q3 2019) Balance Sheet Debt Redemption Redeemed $18.5 million (US$ equivalent) of remaining Series D convertible debentures in April 2019 Equity Repurchases(1) Repurchased Cdn$15.3 million of preferred shares - Average discount to par of approximately 37% - Post-tax cash-on-cash return of approximately 11% Repurchased 3.9 million common shares - Total investment of $8.5 million - Average price of $2.16 per share Represents significant discount to Company’s estimates of intrinsic value per share (1) Under normal course issuer bid, from 2018 Annual Meeting (June 19, 2018) through June 10, 2019

Appendix 10 TABLE OF CONTENTS Page Power Projects and PPA Expiration Dates 11 Non-GAAP Disclosure 12

AtlanticPower Corporation

Power Projects and PPA Expiration Dates

Year	Project	Location	Type	Economic Interest	Net MW	Contract Expiry
2019	Williams Lake	B.C.	Biomass	100%	66	9/2019
2020	Oxnard	California	Nat. Gas	100%	49	5/2020 [1]
	Calstock	Ontario	Biomass	100%	35	6/2020
	Kenilworth	New Jersey	Nat. Gas	100%	29	9/2020 [2]
2021	None expiring					
2022	Manchief	Colorado	Nat. Gas	100%	300	4/2022 [3]
	Moresby Lake	B.C.	Hydro	100%	6	8/2022
	Frederickson	Washington	Nat. Gas	50.15%	125	8/2022
	Nipigon	Ontario	Nat. Gas	100%	40	12/2022
2023	Orlando	Florida	Nat. Gas	50%	65	12/2023
2024	Chambers	New Jersey	Coal	40%	105	3/2024
2025 - 2028	Mamquam	B.C.	Hydro	100%	50	9/2027 [4]
	Curtis Palmer	New York	Hydro	100%	60	12/2027 [5]
	Cadillac	Michigan	Biomass	100%	40	6/2028
2032 - 2037	Piedmont	Georgia	Biomass	100%	55	9/2032
	Tunis	Ontario	Nat. Gas	100%	37	10/2033
	Morris	Illinois	Nat. Gas	100%	77 [6]	12/2034 [7]
	Koma Kulshan	Washington	Hydro	100%	13	3/2037

[1] Oxnard's steam sales agreement expires in Feb. 2020 [2] Merck has one additional one-year extension option. [3] Public Service Co. of Colorado has executed an agreement to purchase Manchief after the expiration of the PPA in May 2022, subject to regulatory approval [4] BC Hydro has an option to purchase Mamquam that is exercisable in Nov. 2021 [5] Expires at the earlier of Dec. 2027 or the provision of 10,000 GWh of generation. Based on cumulative generation to date, we expect the PPA to expire prior to Dec. 2027. [6] Equistar has right to take up to 77 MW but on average takes approx. 50 MW. Balance of 177 MW of capacity is sold to PJM [7] Equistar has an option to purchase Morris that is exercisable in Dec. 2020 and Dec. 2027.

11

Bridge of 2019 Project Adjusted EBITDA Guidance to Cash Provided by Operating Activities ($ millions) 12 12 The Company has not provided guidance for Project income or Net income because of the difficulty of making accurate forecasts and projections without unreasonable efforts with respect to certain highly variable components of these comparable GAAP metrics, including changes in the fair value of derivative instruments and foreign exchange gains or losses. These factors, which generally do not affect cash flow, are not included in Project Adjusted EBITDA. 2019 Guidance (as of 2/28/19) Project Adjusted EBITDA $175 - $190 Adjustment for equity method projects (1) (5) Corporate G&A expense (22) Cash interest payments (39) Cash taxes (4) Decommissioning (San Diego projects) (5) Other (including changes in working capital) (0) Cash provided by operating activities $100 - $115 Note: For purposes of providing a reconciliation of Project Adjusted EBITDA guidance, impact on Cash provided by operating activities of changes in working capital is assumed to be nil. (1) Represents difference between Project Adjusted EBITDA and cash distribution from equity method projects; in 2019, the $(5) million reflects debt amortization at Chambers of $5.2 million. (2) 2019 YTD repurchases include $7.7 million of preferred shares and $0.8 million of common shares. (3) Includes the remaining $10.4 million for the South Carolina biomass acquisition due at closing (expected 2H 2019) and $20 million for the AltaGas biomass acquisition at closing (expected Q3 2019). Planned Uses of Cash Provided by Operating Activities: Term loan repayments $65.0 Project debt amortization 3.1 Preferred dividends 8.0 Capital expenditures 1.2 Capital Allocation YTD June 2019: NCIB repurchases (2) $8.5 Acquisitions (3) 30.4 Redemption of Series D 18.5